Exhibit 99.1

Contact:	Karen L. Dexter
Director, Investor Relations
Ampex Corporation
(650) 367-4111

AMPEX PLAN OF REORGANIZATION CONFIRMED

REDWOOD CITY, Calif., July 31, 2008, – Ampex Corporation today announced that the United States Bankruptcy Court for the Southern District of New York entered an order confirming the plan of reorganization filed by Ampex and certain of its U.S. subsidiaries under chapter 11 of the United States Code (“the Plan”). All creditors entitled to vote on the Plan had overwhelmingly voted in favor of the Plan. The Company anticipates that all remaining conditions to consummation of the Plan will be able to be satisfied, and that Ampex will emerge from bankruptcy within the next few months.

Upon emergence, Ampex will have greatly deleveraged its capital structure, have access to new funding that will be used for, among other things, general working capital purposes and to repay a portion of its outstanding Senior Notes and will have financing in place, if needed, to satisfy future pension contributions to its defined benefit plans, thereby permitting the Company to continue to serve its customers as it has for more than 60 years.

Ampex Corporation, www.ampex.com, headquartered in Redwood City, California, is one of the world’s leading innovators and licensors of technologies for the visual information age.

This news release may contain predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in the Company’s 2007 Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and the other documents the Company periodically files with the SEC. These forward-looking statements speak only as of the date of this report, and the Company disclaims any obligation or undertaking to update such statements. In assessing forward-looking statements contained in this report, readers are urged to read carefully all such cautionary statements.